Exhibit 10.80

AMENDMENT

TO THE

WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

(As Amended Through December 31, 2003)

The WellPoint 401(k) Retirement Savings Plan (the “Plan”), as amended through December 31, 2003, is hereby further amended, as follows:

1.               Effective January 1, 2004, Article III is amended by the addition of the Sections 3.20 and 3.21 which read as follows:

“3.20                     Health Core, Inc.  Each individual employed by Health Core, Inc. (“Health Core”) on November 10, 2003 who becomes an Eligible Employee in connection with the acquisition by the Company will receive credit under the Plan for all service with Health Core completed prior to November 10, 2003, provided, however, that no such Eligible Employee will be eligible for the Grandfathered Match implemented in 1997 regardless of his or her aggregated service.”

“3.21                     Cobalt.  Each individual employed by either Crossroads Acquisition Corp., a Delaware Corporation, formerly United Wisconsin Services, Inc. or Blue Cross Blue Shield of Wisconsin (“Cobalt”) on September 24, 2003 who becomes an Eligible Employee in connection with the acquisition by the Company will receive credit under the Plan for all service with Cobalt completed prior to September 24, 2003, provided, however, that no such Eligible Employee will be eligible for the Grandfathered Match implemented in 1997 regardless of his or her aggregated service.”

2.               Effective January 1, 2004, the first sentence of Section 5.02(a) is amended in its entirety to read as follows:

“Except as provided in paragraphs (1) and (2) of subsection (e) below, effective January 1, 2004, Matching Contributions will equal 100% (or a lesser percentage determined by each Participating Company before the payroll period) of the Salary Deferral Contribution (not taking into account any Catch Up Contributions) that the Participant directed during the Plan Year, while eligible for Matching Contributions as provided in Section 5.02(h) of the Plan.”

3.               Effective January 1, 2004, Section 5.02(b) is amended in its entirety to read as follows:

“(b) Pre-January 1 2004 Matching Contributions; January 1, 2004 and After Matching Contributions for Bargaining Unit Employees.  Subject to Sections 5.02(e)(1) 5.02(e)(2) and except as provided in (c) below, effective November 1, 1998 through December 31, 2003, Matching Contributions will equal 75% (or a greater or lesser percentage determined by each Participating Company before the payroll period) of the Salary Deferral Contribution (not taking into account any Catch Up Contributions) that the Participant directed during the Plan Year, while eligible for eligible for Matching Contributions as provided in Section 5.02(h) of the Plan.  Notwithstanding the foregoing, Salary Deferral Contributions in excess of 6% of a Participant’s Compensation (or such greater or lesser percentage determined by each

Participating Company before the payroll period) will not be matched.  In no event will a Participant’s Matching Contributions for a Plan Year exceed 6% (or such greater or lesser percentage determined by each Participating Company before the payroll period) of the 401(a)(17) Limit in effect for the Plan Year.  To the extent administratively feasible, Matching Contributions will be credited to a Participant’s Account on a payroll period by payroll period basis.”

4.               Effective January 1, 2004, Section 5.02(c) is amended in its entirety to read as follows:

“(c) Grandfathered Match.  Effective November 1, 1998 through December 31, 2003, the provisions of this subsection (c) will govern the calculation of the Matching Contributions of a Participant with 10 or more Years of Service at the beginning of the first payroll period beginning after January 1, 1997 other than a Participant covered by a collective bargaining agreement as described in Section 5.02(e) below.  For Participants with 10 or more but less than 20 Years of Service at the beginning of the first payroll period ending on or after January 1, 1997, Matching Contributions will equal 85% of the Salary Deferral Contribution (not taking into account any Catch Up Contributions) that the Participant directed during the Plan Year, while eligible for Matching Contributions as provided in Section 5.02(h) of the Plan.  For Participants with 20 or more Years of Service at the beginning of the first payroll period ending on or after January 1, 1997, Matching Contributions will equal 100% of the Salary Deferral Contribution (not taking into account any Catch Up Contributions) that the Participant directed during the Plan Year, while eligible for Matching Contributions as provided in Section 5.02(h) of the Plan.  Notwithstanding the foregoing, Salary Deferral Contributions in excess of 6% of a Participant’s Compensation will not be matched.  To the extend administratively feasible, Matching Contributions will be credited to a Participant’s Account on a payroll period by payroll period basis.  In no event will any other provision of the Plan granting service credit with a prior employer while such employer is not an Affiliated Company be taken into account in determining eligibility for the Grandfathered Match described in this subsection (c).”

5.               Effective January 1, 2004, Section 5.02(e)(2) is amended in its entirety to read as follows:

“(2)  If the employment of an Eligible Employee is governed by the terms of a collective bargaining agreement between UNICARE and the International Brotherhood of Teamsters of North America Local Union 614 (“Local 614 Agreement”) that became effective October 1, 2002, the Company will cover that Bargaining Unit Employee in the Plan as in effect on the effective date of the Local 614 Agreement.  For Plan Years beginning on or after January 1, 2004, the Matching Contributions formula contained in subsection (b) above shall continue to apply to Bargaining Unit Employees covered under the Local 614 Agreement.”

6.               Effective January 1, 2004, Appendix VII is amended by the addition of (i) Crossroads Acquisition Corp., a Delaware Corporation, formerly United Wisconsin Services, Inc., (ii) Blue Cross Blue Shield of Wisconsin and (iii) Health Core, Inc. as Participating Companies.

7.               Effective January 1, 2004, the Plan is amended by the addition of Appendix XIV which reads as follows:

APPENDIX XIV

PARTICIPATION OF PROFESSIONAL EMPLOYEES INTERNATIONAL

UNION LOCAL NO. 9 AFL-CIO-CLC

This Appendix XIV is designed to describe special provisions that apply specifically to Employees of Blue Cross Blue Shield of Wisconsin who are members of the Professional Employees International Union Local No. 9 AFL-CIO-CLC (hereinafter after referred to as a Union Local No. 9 Participant) and to preserve under the Plan the provisions of the BCBSUW Union Employees 401(k) Plan that affect eligibility, participation, crediting service, vesting, distribution options, Salary Deferral Contributions, Matching Contributions and all other contributions to the Plan.  The provisions of the Plan shall control all aspects of participation in the Plan, other than those provisions addressed in this Appendix.

1.01                           Hour of Service.  “Hour of Service” means:

(A)                              Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Participating Company.  These hours shall be credited to the Employee for the computation period in which the duties are performed; and

(B)                                Each hour for which an Employee is paid, or entitled to payment by the an Participating Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, personal day, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence.  Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

(C)                                Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Participating Company.  The same Hours of Service shall not be credited both under subsections (A) or (B), as the case may be, and under this subsection (C).  These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

(D)                               Each hour for which the Employee is unpaid on account of a period of time during which no duties are performed due to illness, incapacity (including disability), layoff, military duty or leave of absence.  Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

(E)                                 Notwithstanding the above, an Hour of Service shall not include an Hour of Service on account of a period in which the Employee does not perform any duties, if payment by the Participating Company on the behalf of the Employee is pursuant to a plan or program maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws, or for any payment which is made pursuant to a long-term disability program.

(F)                                 For Hours of Service credited under either paragraphs (B) or (D), no more than 501 Hours of Service shall be so credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period).  In addition, the same Hours of Service shall not be credited under both paragraphs (B) and (D).

(G)                                Hours of Service for Employees under paragraphs (A), (B) and (C) shall be determined by crediting each Employee with 45 Hours of Service for each week in which the Employee would have been credited with at least one (1) Hour of Service under paragraphs (A), (B) and (C).  However, for classes of Employees paid on an hourly basis and for Employees for whom records of hours are maintained, Hours of Service under paragraphs (A), (B) and (C) shall be determined on the basis of hours for which Compensation is paid or due.

1.02                           Service:  Year of Service.             “Service” and “Year of Service”, for purposes of determining vesting credit, means:

(A)                              an Employee shall receive credit for one (1) Year of Service for each full Plan Year of employment,

(B)                                for the Plan Year in which the Employee is initially employed or for the Plan Year in which the Employee terminates employment, an Employee shall receive credit for one (1) Year of Service for the partial Plan Year of employment if the Employee completes 1,000 or more Hours of Service.

As of each June 30, all employees hired prior to the preceding January 1 shall be credited with 1,000 Hours of Service for vesting purposes.  Employees who terminate prior to June 30 and who actually work 1,000 Hours of Service will receive credit for a full year of vesting service.

“Service” and “Year of Service”, for purposes of determining the amount of Matching Contributions that an eligible Participant may have allocated under Section 1.13 of this Appendix, means that an Employee shall receive credit for one (1) Year of Service for each one-year period beginning on the Employee’s Employment Commencement Date and anniversaries thereof until the Employee’s Severance from Service.

Periods of temporary illness, temporary layoff and authorized leaves of absence shall not be deemed as breaking employment and shall be counted as Years of Service.

Notwithstanding the foregoing, if a Participant who is vested in a portion or all of his Matching Contribution Account incurs a Break in Service (and subsequently is rehired), any Years of Service attributable to his prior period of employment shall be reinstated as of his Re-employment Commencement Date, provided he completes a Year of Service following his Re-employment Commencement Date.

A Participant shall not receive more than one (1) Year of Service credit for any Plan Year irrespective of the number of Participating Companies a Participant is employed by during such Plan Year.

If a Participant incurs a one year Break in Service (and subsequently is rehired), any Years of Service attributable to his prior period of employment shall be restored for purposes of determining the Participant’s pre-separation and post-separation Account Balance as of his Re-employment Commencement Date if the number of consecutive One Year Breaks in Service is less than five (5) and the Participant completes a Year of Service following his Re-employment Commencement Date.

1.03                           Severance from Service Date.  “Severance from Service Date” means the date on which a Participant resigns, retires, is discharged or dies.  The Severance from Service Date is significant in determining continuity of employment in the determination of a Break in Service and in the determination of a Participant’s vested interest in his Matching Contribution Account.

1.04                           Break in Service.  “Break in Service”, or a “One Year Break in Service”, with respect to an Employee means a period of one or more Plan Years during which a Participant renders 500 or less Hours of Service during each such Plan Year.

In order to prevent a One Year Break in Service from occurring for participation and vesting purposes, an Employee or Participant who is absent from work due to a maternity/paternity leave of absence will be treated as having completed the number of hours that normally would have been credited but for the absence.  Such Employee or Participant will be credited with no more than 501 Hours of Service in either the Plan Year in which the maternity/paternity leave begins (if the crediting is necessary to prevent a Break in Service in that Plan Year), or in the following year.  For purposes of this paragraph, an Employee or Participant will be deemed to be on a maternity/paternity leave of absence if such person is absent from work due to:  (a) the pregnancy of the Employee or the Participant, (b) the birth of a child of the Employee or the Participant, (c) the placement of a child with the Employee or the Participant in connection with the adoption of a child, or (d) the Employee’s or the Participant’s caring for such child for a period beginning immediately following such birth or placement.

1.05                           Employment Commencement Date.  “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Participating Company.

1.06                           Re-employment Commencement Date.  “Re-employment Commencement Date” means the date on which an Employee or a Participant first performs an Hour of Service for the Participating Company, following his Severance from Service Date.

1.07                           Service Credit.  Individuals who were employed by Blue Cross Blue Shield of Wisconsin immediately prior to January 1, 2004, were members of Local No. 9 will receive credit under the Plan for all their service under the BCBSUW Union Employees 401(k) Plan, provided, however, that no such service will be credited for purposes of determining whether an individual is eligible for the Grandfathered Match that was implemented in 1997.

1.08                           Participation.

(A)                              Any Employee who was a Participant pursuant to the terms of the BCBSUW Union Employees 401(k) Plan in effect on December 31, 2003 and who is actively employed by the Participating Company on January 1, 2004 shall be a Participant in this Plan as of January 1, 2004.

(B)                                With respect  to any Employee who has not satisfied the participation requirements under (A) on or after January 1, 2004, each such Employee shall become a Participant in the Plan on the January 1, April 1, July 1, or October 1 coincident with or next following his completion of twelve (12) consecutive months of service in which he works 1,000 Hours of Service.  In the event an Employee fails to complete 1,000 Hours of Service, during his initial twelve (12) month period of employment, he shall become a Participant on the January 1 next following his completion of 1,000 Hours of Service during the Plan Year which contains the first anniversary (or succeeding anniversaries) of his Employment Commencement Date (or Re-employment Commencement Date).

1.09                           Duration Of Participation.  An Employee who becomes a Participant shall continue to be a Participant until he terminates employment.  If a Participant has a one (1) Year Break in Service before he is entitled to receive (then or thereafter) a benefit hereunder, he thereupon shall cease to be a Participant, and shall so remain unless he again becomes a Participant as specified in Section 1.08.

1.10                           Participation Following a Break In Service.  Any Participant who incurs a Break in Service (due to termination of employment or otherwise) on and after the January 1, 1997 (or any Participant who had terminated his employment and subsequently returned to active employment before incurring a Break in Service) shall be subject to the following rules for determining his participation in the Plan:

(A)                              If the Participant is rehired before he has a Break in Service, he shall again participate in the Plan as of his Re-employment Commencement Date.

(B)                                If a Participant incurs a Break in Service and following that Break in Service again completes a twelve (12) consecutive month period of employment during which he works 1,000 Hours of Service, he shall again be eligible to participate in the Plan on the date set forth in Section 1.08 as if he were a new employee as of his Re-employment Commencement Date.

1.11                           Rights Upon Transfer.

(A)                              Transfers to Non-Covered Job Classification:  If a Participant is transferred to a job classification with the Participating Company whereby he is no longer eligible to be covered under the Plan (as set forth in Section 1.08), such Participant shall cease active participation in the Plan and, no further contributions will be made on his behalf under this Appendix from and after the effective date of the transfer.

(B)                                Transfers to Covered Job Classification:  If an Employee is transferred to a job classification whereby he is eligible to be covered under the Plan (as set forth in Section 1.08), such Employee shall become a Participant as of the later of his date of transfer or the date he satisfies the requirements of Section 1.08.  Such transferred Employee shall be credited with Service for vesting purposes for any employment with the Participating Company before the date of transfer, and shall continue to vest in any transferred account balance at least as rapidly as such Employee vested under such other plan.

1.12                           Salary Deferral Contributions.  Section 5.01 shall apply except that the maximum Salary Deferral Contribution shall be 40% of Compensation for each payroll period.

1.13                           Matching Contributions.  Section 5.02 shall apply except that a Participants Matching Contributions for a Plan Year shall be limited to 50% of a Participant’s Salary Deferral Contribution not to exceed the 401(a)(17) Limit in effect for the Plan Year.  Notwithstanding the foregoing, Salary Deferral Contributions in excess of the following schedule will not be matched:

Years of Service	Percentage of Compensation That May Be Matched

1 but less than 2	1%
2 but less than 3	2%
3 but less than 4	3%
4 but less than 5	4%
5 or more	5%

1.14                           Distribution Options.  A Participant may elect to receive his or her account balance in the form of a single sum cash payment or in equal installments to be paid either over a period not exceeding (i) fifteen (15) years and the life expectancy of the Participant, or the joint life expectancy of the Participant and his or her designated Beneficiary or (ii) the life expectancy of the Participant or the joint life expectancy of the Participant and his or her designated Beneficiary.

1.15                           Distribution Upon Termination Of Employment.  If a Participant’s Severance from Service Date occurs because of the Participant’s resignation or dismissal, such Participant shall be entitled to receive a distribution of 100% of the balance of his or her Accounts, plus the vested percentage of his Matching Contributions Account as soon as feasible following his Severance from Service Date, provided such Participant complies with such administrative procedures for distribution as are authorized by the Committee.  The balance of a Participant’s Accounts upon distribution shall be based on the value of such Accounts as of the Valuation Date on which the administrative procedures authorized by the Committee for distribution are completed.  The vested percentage of his Matching Contributions Account shall be determined in accordance with the following schedule:

Years of Service Completed at Severance from Service Date	Nonforfeitable Percentage

Less than 1 Year	0%
1 but less than 2 Years	20%
2 but less than 3 Years	35%
3 but less than 4 Years	50%
4 but less than 5 Years	65%
5 but less than 6 Years	80%
6 Years or More	100%

Notwithstanding the above schedule, a Participant will be 100% vested in his Participating Company Matching Contribution Account upon the attainment of his Normal Retirement Age.

IN WITNESS WHEREOF, WellPoint Health Networks Inc. has caused this Amendment to be executed this 31st day of December, 2003

WELLPOINT HEALTH NETWORKS INC.

By:	/s/ J. Thomas Van Berkem